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As filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Coronado Global Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-1780608 (I.R.S. Employer Identification Number)

Level 33, Central Plaza One, 345 Queen Street
Brisbane, Queensland, Australia 4000
(61) 7 3031 7777
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard Rose
Vice President, Chief Legal Officer and Secretary
Coronado Global Resources Inc.
100 Bill Baker Way
Beckley, West Virginia 25801
(681) 207-7263
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael J. Solecki
Andrew C. Thomas
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Phone: (216) 586-3939
Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(1)

Primary Offering:

Common Stock, par value $0.01 per share(4)(11)

Preferred Stock, par value $0.01 per share(5)(11)

Depositary Shares(6)(11)

Warrants(7)(11)

Subscription Rights(8)(11)

Debt Securities(9)(11)

Units(10)(11)

Total Primary Offering	$300,000,000	100%	$300,000,000(12)	$38,940.00

Secondary Offering:

Common Stock, par value $0.01 per share	77,308,103 shares	$6.57	$507,914,237	$65,927.27

Total			$807,914,237	$104,867.27

(1)
With respect to the primary offering, not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3. With respect to the secondary offering, pursuant to Rule 416(a) under the Securities Act of 1933, or the Securities Act, this registration statement on Form S-3, or this Registration Statement, also covers additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
The proposed maximum offering price per unit with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The proposed maximum offering price per unit with respect to the secondary offering is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on $6.57, which is the average of the high and low sale prices per share of the Common Stock (traded as 10 CHESS Depositary Interests, or CDIs) on the Australian Securities Exchange, or the ASX, expressed in US dollars, as of a date (July 1, 2020) within 5 business days prior to filing this Registration Statement. The price of the Common Stock is calculated as the average of the high and low sale prices of the CDIs as reported on the ASX multiplied by 10 (to account for the 1:10 ratio of Common Stock to CDIs) and then multiplied by the spot exchange rate for that day (A$0.6915 = US$1.00, as reported by Bloomberg).

(3)
With respect to the primary offering, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. With respect to the secondary offering, calculated pursuant to Rule 457(c) under the Securities Act.

(4)
Subject to note (12) below, with respect to the primary offering, there is being registered an indeterminate number of shares of common stock.

(5)
Subject to note (12) below, with respect to the primary offering, there is being registered an indeterminate number of shares of preferred stock.

(6)
Subject to note (12) below, with respect to the primary offering, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)
Subject to note (12) below, with respect to the primary offering, there is being registered hereunder an indeterminate amount and number of warrants. The warrants may represent the right to purchase shares of common stock, shares of preferred stock or debt securities.

(8)
Subject to note (12) below, with respect to the primary offering, there is being registered an indeterminate number of subscription rights that may represent a right to purchase shares of common stock, shares of preferred stock or debt securities.

(9)
Subject to note (12) below, with respect to the primary offering, there is being registered an indeterminate principal amount of debt securities.

(10)
Subject to note (12) below, with respect to the primary offering, there is being registered an indeterminate number of units. Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

(11)
Subject to note (12) below, with respect to the primary offering, this Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock, depositary shares, warrants or subscription rights registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock, depositary shares, warrants or subscription rights.

(12)
With respect to the primary offering, in no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this Registration Statement exceed $300,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any common stock, preferred stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants and the issue price of any securities issuable upon the exercise of subscription rights. The aggregate principal amount of debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2020

Prospectus

$300,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Units

77,308,103 Shares of Common Stock
Offered by the Selling Stockholder

        We may offer and sell from time to time our common stock, preferred stock, depositary shares, warrants, subscription rights and debt securities, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $300,000,000 or the equivalent amount in other currencies or currency units.

        In addition, the selling stockholder may from time to time offer and sell up to 77,308,103 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

        We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

        These securities may be sold directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

        Investing in any of our securities involves risk. Please read carefully the section entitled "Risk Factors" beginning on page 4 of this prospectus.

        No public market currently exists in the United States for our common stock. We intend to apply to list our common stock on the New York Stock Exchange under the symbol "CRN" prior to a sale of common stock under this registration statement. Our common stock is publicly traded on the Australian Securities Exchange, or the ASX, under the ticker "CRN" in the form of CHESS Depositary Interests, or CDIs. None of the other securities that we may offer under this prospectus are currently publicly traded.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2020.

i

About This Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $300,000,000 or the equivalent amount in other currencies or currency units. In addition, under this shelf registration process, the selling stockholder named in this prospectus may sell, from time to time, up to 77,308,103 shares of our common stock.

        This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we or the selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information" and "Information We Incorporate By Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. Neither we nor the selling stockholder are making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        References in this prospectus to the terms "we," "us," "our," "Coronado" or "the Company" or other similar terms mean Coronado Global Resources Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

Where You Can Find More Information

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also inspect our SEC reports and other information at our website at https://coronadoglobal.com.au. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.

Information We Incorporate By Reference

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

  •
  our Current Reports on Form 8-K filed on March 6, 2020, May 26, 2020 (item 8.01 only), May 27, 2020 (item 5.02 only, as amended by Form 8-K/A on July 7, 2020) and June 25, 2020; and

  •
  the description of our common stock set forth in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, which updated the description thereof set forth in Amendment No. 2 to our Registration Statement on Form 10/A filed with the SEC on June 28, 2019, and all subsequently filed amendments and reports updating that description.

        We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

        We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Coronado Global Resources Inc.
100 Bill Baker Way
Beckley, West Virginia 25801
Telephone Number: (681) 207-7263
Attention: Secretary

 The Company

        We are a global producer, marketer and exporter of a full range of metallurgical, or Met, coals. We own a portfolio of operating mines and development projects in Queensland in Australia, and in Virginia, West Virginia and Pennsylvania in the United States.

        Our operations in Australia, or our Australian Operations, consist of the 100%-owned Curragh producing mining property located in the Bowen Basin of Australia. Our operations in the United States, or our U.S. Operations, consist of three producing mining properties (Buchanan, Logan and Greenbrier), two development mining properties (Pangburn-Shaner-Fallowfield and Russell County) and one idle mining property (Amonate), primarily located in the Central Appalachian region of the United States, all of which are 100%-owned. Our Australian Operations and U.S. Operations are strategically located for access to transportation infrastructure. In addition to Met coal, our Australian Operations sell thermal coal under a long-term legacy contract assumed in the acquisition of Curragh, which is used to generate electricity, to Stanwell Corporation Limited, a Queensland government-owned entity and the operator of the Stanwell Power Station located near Rockhampton, Queensland. Our U.S. Operations also produce and sell some thermal coal that is extracted in the process of mining Met coal.

        Our core business strategy focuses on the production of Met coal for the North American and seaborne export markets.

Corporate Information

        We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at Level 33, Central Plaza One, 345 Queen Street, Brisbane, Queensland, Australia 4000. Our telephone number is +61 7 3031 7777. Our website is https://coronadoglobal.com.au. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.

Risk Factors

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

Disclosure Regarding Forward-Looking Statements

        This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "may," "could," "believes," "estimates," "expects," "likely," "intends" and "considers," as well as the negative of these terms or similar expressions. These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

  •
  uncertainty and weaknesses in global economic conditions, including the extent, duration and impact on prices caused by reduced demand. The novel strain of coronavirus, or COVID-19, pandemic reduced market demand and risks related to government actions with respect to trade agreements, treaties or policies;

  •
  severe financial hardship, bankruptcy, temporary or permanent shut downs or operational challenges, due to the ongoing COVID-19 pandemic or otherwise, of one or more of our major customers, including customers in the steel industry, key suppliers/contractors, which among other adverse effects, could lead to reduced demand for our coal, increased difficulty collecting receivables and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us;

  •
  our ability to generate sufficient cash to service our indebtedness and other obligations;

  •
  our indebtedness and ability to comply with the covenants under the agreements governing such indebtedness;

  •
  the prices we receive for our coal;

  •
  the demand for steel products, which impacts the demand for our Met coals;

  •
  risks inherent to mining;

  •
  the loss of, or significant reduction in, purchases by our largest customers;

  •
  our ability to collect payments from our customers depending on their creditworthiness, contractual performance or otherwise;

  •
  risks unique to international mining and trading operations, including tariffs and other barriers to trade;

  •
  our ability to continue acquiring and developing coal reserves that are economically recoverable;

  •
  uncertainties in estimating our economically recoverable coal reserves;

  •
  transportation for our coal becoming unavailable or uneconomic for our customers;

  •
  the risk that we may be required to pay for unused capacity pursuant to the terms of our take-or-pay arrangements with rail and port operators;

  •
  our ability to retain key personnel and attract qualified personnel;

  •
  any failure to maintain satisfactory labor relations;

  •
  our ability to obtain, renew or maintain permits and consents necessary for our operations;

  •
  potential costs or liability under applicable environmental laws and regulations, including with respect to any exposure to hazardous substances caused by our operations, as well as any environmental contamination our properties may have or our operations may cause;

  •
  extensive regulation of our mining operations and future regulations and developments;

  •
  our ability to provide appropriate financial assurances for our obligations under applicable laws and regulations;

  •
  assumptions underlying our asset retirement obligations for reclamation and mine closures;

  •
  concerns about the environmental impacts of coal combustion, including perceived impacts on global climate issues, which could result in increased regulation of coal combustion in many jurisdictions and divestment efforts affecting the investment community;

  •
  the extensive forms of taxation that our mining operations are subject to, and future tax regulations and developments;

  •
  any cyber-attacks or other security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us, our customers or other third parties;

  •
  a decrease in the availability or increase in costs of key supplies, capital equipment or commodities, such as diesel fuel, steel, explosives and tires;

  •
  the risk that we may not recover our investments in our mining, exploration and other assets, which may require us to recognize impairment charges related to those assets;

  •
  risks related to divestitures and acquisitions; and

  •
  the risk that diversity in interpretation and application of accounting principles in the mining industry may impact our reported financial results.

        These factors and the other risk factors described in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

 Use of Proceeds

        Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

  •
  reduction or refinancing of outstanding indebtedness or other corporate obligations;

  •
  additions to working capital;

  •
  capital expenditures; and

  •
  acquisitions.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

 Description of Capital Stock

        The following description summarizes certain important terms of our common stock and preferred stock. We will set forth the particular terms of the preferred stock that we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular shares of preferred stock. Because the following is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our certificate of incorporation and bylaws, the Stockholder's Agreement (as defined below) and the Registration Rights and Sell-Down Agreement (as defined below), copies of which have been filed previously with the SEC, and to the applicable provisions of Delaware law. For more information on how you can obtain copies of our certificate of incorporation and bylaws, the Stockholder's Agreement and the Registration Rights and Sell-Down Agreement, see "Where You Can Find More Information."

Authorized Capital Stock

        Our authorized capital stock consists of:

  •
  1,000,000,000 shares of common stock, par value $0.01 per share; and

  •
  100,000,000 shares of preferred stock, par value $0.01 per share, of which one share is designated as Series A Preferred Stock, or the Series A Share.

Common Stock

        Voting Rights    The holders of our common stock have a right to one vote per share on any matter to be voted upon by stockholders. Our certificate of incorporation and bylaws do not provide for cumulative voting in connection with the election of directors and, accordingly, holders of more than 50% of the shares voting may elect all of the directors. The holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business.

        Dividends    The holders of our common stock have a right to dividends if, as, and when declared by our Board of Directors, or the Board, from funds legally available therefor, subject to certain contractual limitations on our ability to declare and pay dividends.

        Other Rights    As long as funds managed by The Energy & Minerals Group and its affiliated funds, which we refer to, collectively, as the EMG Group, beneficially own in the aggregate at least 10% of the outstanding shares of our common stock, unless Coronado Group LLC, which is currently owned by the EMG Group, (or its successors or permitted assigns) agrees otherwise, we must first offer any issuance of equity securities to Coronado Group LLC in respect of its pro rata shares and we must source any equity securities to be allocated under a share incentive plan from the market rather than by an issuance.

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock may share ratably in all assets remaining after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

        Except as otherwise required, the holders of our common stock may not vote on any amendment or alteration of our certificate of incorporation that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to our certificate of incorporation.

        Listing    We intend to apply to list our common stock on the New York Stock Exchange under the symbol "CRN" prior to issuing common stock under this registration statement.

CDIs

        Our common stock is publicly traded on the ASX under the ticker "CRN" in the form of CDIs. CDIs are units of beneficial ownership in shares of our common stock held by CHESS Depositary Nominees Pty Limited, or CDN, a subsidiary of ASX Limited, the company that operates the ASX. The CDIs entitle holders to dividends, if any, and other rights economically equivalent to shares of common stock on a 10-for-1 basis, including the right to attend stockholders' meetings. The CDIs are also convertible at the option of the holders into shares of common stock on a 10-for-1 basis, such that for every ten CDIs converted, a holder will receive one share of common stock. CDN, as the stockholder of record, will vote the underlying shares in accordance with the directions of the CDI holders.

        In order for shares of our common stock in the form of CDIs to trade electronically on the ASX, we participate in the electronic transfer system known as the Clearing House Electronic Subregister System, or CHESS, operated by ASX Settlement Pty Limited, or ASX Settlement. ASX Settlement provides settlement services for ASX markets to assist participants and issuers in understanding the operation of the rules and procedures governing settlement facilities. The ASX Settlement Operating Rules form part of the overall listing and market rules with which we are required to comply as an entity listed on the ASX.

        CHESS is an electronic system that manages the settlement of transactions executed on the ASX and facilitates the paperless transfer of legal title to ASX quoted securities. CHESS cannot be used directly for the transfer of securities of companies domiciled in certain jurisdictions outside of Australia, such as the United States. Accordingly, to enable shares of our common stock to be cleared and settled electronically through CHESS, we have issued and will continue to issue depositary interests called CDIs.

        A holder of CDIs who does not wish to have their trades settled in CDIs may request that their CDIs be converted into shares of common stock, in which case legal title to the shares of common stock will be transferred to the holder of CDIs.

        The transfer agent and registrar for our CDIs (known in Australia as a "securities registry") is Computershare Investor Services Pty Limited.

Preferred Stock

        The Board has authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

        Unless otherwise provided, no holder of our preferred stock may vote on any amendment or alteration of our certificate of incorporation to authorize, create, or increase the authorized amount of, any other series of preferred stock or alter, amend or repeal any provision of any other series of preferred stock that does not adversely affect in any material respect the rights of the series of preferred stock held by such holder.

        Subject to the rights of the holders of any series of preferred stock, the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, may increase or decrease (but not below the number of shares thereof then outstanding) the number of authorized shares of any class or series of preferred stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, or the DGCL, or any corresponding provision hereafter enacted.

        Unless otherwise provided, no holder of any share of preferred stock may bring a derivative action, suit or proceeding on our behalf.

        The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could delay, defer or prevent a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

        The Series A Share is owned by Coronado Group LLC. Ownership of the Series A Share provides Coronado Group LLC with Board designation rights tied to the level of the aggregate beneficial ownership of shares of our common stock (including shares of common stock underlying CDIs). The Series A Share has a liquidation preference of $1.00.

        Pursuant to the Stockholder's Agreement, for so long as Coronado Group LLC has the right to nominate and elect directors as a holder of the Series A Share and any such director has been elected, the EMG Group has the right to designate one of the directors nominated by Coronado Group LLC to be included in the membership of any Board committee, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

        As long as the EMG Group beneficially owns in the aggregate at least 5% of the outstanding shares of our common stock, Coronado Group LLC (or its successors or permitted assigns) has the right to have one non-voting observer receive all materials for and attend all meetings of the Board and any committees thereof. Further, we have agreed to indemnify such observer to the same extent we do our directors.

        The Series A Share shall be redeemed to the fullest extent permitted by law (at a price of $1.00) by us if, at any time, the EMG Group no longer beneficially owns, in the aggregate, 10% or more of our outstanding shares of common stock.

        The Series A Share does not entitle Coronado Group LLC or its permitted transferees to any dividends as a result of holding such Series A Share, and the Series A Share may not be transferred except to an EMG Group entity. The number of Series A Shares may not be increased or decreased without the approval of:

  •
  both a majority of the directors appointed by the EMG Group (if any) and a majority of directors elected by other means; and

  •
  Coronado Group LLC, as holder of the Series A Share, voting as a separate class.

        For as long as the EMG Group beneficially owns in the aggregate at least a majority of the outstanding shares of our common stock, subject to ASX Listing Rules, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares of our common stock representing the minimum number of votes that would be necessary to authorize the taking of such action at a meeting.

        For as long as the EMG Group beneficially owns in the aggregate at least 25% of the outstanding shares of our common stock, we require Coronado Group LLC's consent prior to taking certain corporate actions, including the following:

  •
  amending or restating our certificate of incorporation or bylaws;

  •
  issuing any equity securities or equity securities convertible into or exercisable or exchangeable for any of our equity securities;

  •
  merging or consolidating with any other entity, transferring all or substantially all of our assets, or entering into a transaction or series of transactions that would lead to any person acquiring more than 50% of our capital stock;

  •
  terminating the employment of our Chief Executive Officer or hiring a new Chief Executive Officer;

  •
  initiating a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving us;

  •
  declaring or making payment of any dividend, except in accordance with our dividend policy;

  •
  adopting an annual business plan that would result in changes to our performance over the planned annual production;

  •
  repurchasing shares, subject to certain exceptions; and

  •
  entering into any joint venture or similar business alliance where the aggregate consideration is in excess of $50 million or relating to a business other than metallurgical coal or thermal coal.

        For as long as the EMG Group beneficially owns in the aggregate at least 5% of the outstanding shares of our common stock, Coronado Group LLC (or its successors or permitted assigns) has certain information rights with respect to our books and records and prior to certain significant corporate actions.

Stockholder's Agreement

        On September 24, 2018, we entered into a Stockholder's Agreement with Coronado Group LLC, which we refer to as the Stockholder's Agreement, which governs the relationship between the EMG Group and us while the EMG Group beneficially owns in the aggregate at least 50% of our outstanding shares of common stock (including shares of common stock underlying CDIs). Pursuant to the Stockholder's Agreement, we will provide the EMG Group with financial and other information, and we will cooperate with and have assistance from the EMG Group in connection with any financing or refinancing we undertake. While the EMG Group beneficially owns in the aggregate at least 10% of our outstanding shares of common stock, any issuances of equity securities must have been offered to Coronado Group LLC in respect of its pro rata shares. Additionally, for as long as the EMG Group beneficially owns in the aggregate at least 25% of the outstanding shares of our common stock, Coronado Group LLC will have consent rights to certain actions, including, but not limited to, amending or restating our bylaws or certificate of incorporation, issuing any equity securities, or terminating the employment of the Chief Executive Officer or hiring a new Chief Executive Officer. Under the Stockholder's Agreement, the EMG Group has certain rights regarding the Board.

Registration Rights and Sell-Down Agreement

        On September 24, 2018, we entered into a Registration Rights and Sell-Down Agreement with Coronado Group LLC, which we refer to as the Registration Rights and Sell-Down Agreement, which governs Coronado Group LLC's ability to require us to register shares of our common stock under the Securities Act of 1933, or the Securities Act, and to assist Coronado Group LLC in selling some or all of its shares of common stock (including in the form of CDIs).

        Coronado Group LLC has the right, by delivering written notice, or a Demand Notice, to require us to register the requested number of registerable securities under the Securities Act, or a Demand Registration, provided that an individual stockholder may not deliver more than one Demand Notice within 180 calendar days.

        We may postpone a Demand Registration (but not more than twice in any 12-month period), for a reasonable period not to exceed 90 days, provided that the Chief Executive Officer and Chief Financial Officer provide a signed certification that they reasonably expect such registration and offering to materially adversely affect or materially interfere with any bona fide material financing, or any material transaction under consideration, or require disclosure of nonpublic information, which could materially adversely affect us.

        Except with respect to a Demand Registration, if we propose to file a registration statement under the Securities Act, we will give prompt notice of such filing within ten days prior to the filing date, or a Piggyback Notice, to all of the holders of registerable securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of registerable securities as each holder may request.

        Coronado Group LLC may sell some or all of its shares of common stock without triggering registration rights under the terms of the Registration Rights and Sell-Down Agreement.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

        Provisions of our certificate of incorporation and bylaws and Delaware law may make it more difficult to effect a change in control of us. The existence of some provisions in our certificate of incorporation and bylaws and of Delaware law could delay or prevent a change in control, even if that change would be beneficial to our stockholders. Our certificate of incorporation and bylaws contain provisions that may make acquiring control over us difficult, including the following provisions:

  •
  giving the Board the ability to issue, from time to time, one or more series of preferred stock and, with respect to each such series, to fix the terms thereof by resolution;

  •
  empowering only the Board to fill any vacancy (other than in respect of a director nominated by Coronado Group LLC), whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

  •
  amending the authorized number of directors by resolution passed by less than a majority of directors then in office;

  •
  requiring stockholders to hold at least a majority of shares of our common stock in the aggregate to request special meetings (other than a special meeting for the purpose of removing a director, which shall require stockholders to hold at least 5% of the shares of our common stock in the aggregate to request);

  •
  prohibiting stockholders from acting by written consent after such time that the EMG Group no longer beneficially owns in the aggregate shares representing at least a majority of the voting power of all shares of capital stock generally entitled to vote for the election of directors other than any directors nominated by Coronado Group LLC;

  •
  requiring approval of certain amendments to our certificate of incorporation and bylaws by at least two-thirds of the then outstanding common stock, effective after such time that the EMG Group no longer beneficially owns in the aggregate shares representing at least a majority of our common stock;

  •
  providing that the doctrine of "corporate opportunity" will not apply to the EMG Group, any non-employee directors or their respective affiliates;

  •
  setting forth advance notice procedures for stockholders to nominate directors and proposals for consideration at meetings of stockholders; and

  •
  restricting the forum for certain litigation against us to Delaware.

        We have elected not to be governed by Section 203 of the DGCL (or any successor provision thereto), or Section 203, until immediately following the time at which the EMG Group no longer beneficially owns in the aggregate common stock representing at least 10% of the then outstanding common stock, in which case we shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms would apply to us. Section 203 provides that an interested stockholder (along with its affiliates and associates)—i.e., a stockholder that has purchased greater than 15%, but less than 85%, of a company's outstanding voting stock (with some exclusions)—may not engage in a business combination transaction with the company for a period of three years after buying more than 15% of a company's stock unless certain criteria are met or certain other corporate actions are taken by the company.

        These provisions also could discourage proxy contests and make it more difficult for our stockholders to elect directors other than candidates nominated by the Board and take other corporate actions. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, which may also limit the price that investors are willing to pay in the future for CDIs.

        Additionally, we have designated a series of preferred stock as Series A Preferred Stock, consisting of one share, which contains various protections. See "—Preferred Stock—Series A Preferred Stock" above for details of the special rights and protections of the holder of the Series A Share.

Choice of Forum

        Unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be, to the extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or agent of the Company to the Company or the Company's stockholders or debtholders; any action or proceeding asserting a claim against the Company or any director or officer or other employee or agent of the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine or other "internal corporate claims" as defined in Section 115 of the DGCL. The choice of forum provision does not apply to any actions arising under the Securities Act or the Exchange Act.

 Description of Depositary Shares

General

        We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a preferred share that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.

        The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the bank depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

        The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see "Where You Can Find More Information."

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor's acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

Description of Warrants

General

        We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

        Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see "Where You Can Find More Information."

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a holder exercises the warrants to purchase our common stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

Description of Subscription Rights

        We may issue to our shareholders subscription rights to purchase our common stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.

        Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see "Where You Can Find More Information."

        The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

  •
  the exercise price for the subscription rights;

  •
  the number of subscription rights issued to each shareholder;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

  •
  the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

Description of Debt Securities

        The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

        The debt securities will be issued under an indenture to be entered into between us and a trustee to be named in a prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see "Where You Can Find More Information."

        Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to "we," "our" and "us" in this section, we mean Coronado Global Resources Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

        The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

        Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

        We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

        We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

  •
  the title of the series of debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

  •
  any limit on the aggregate principal amount of the series of debt securities;

  •
  whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

  •
  the date or dates on which the principal on the series of debt securities is payable;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the right, if any to extend the interest periods and the duration of that extension;

  •
  the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

  •
  the terms and conditions upon which the debt securities may be redeemed;

  •
  any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

  •
  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

  •
  any provisions relating to conversion of the debt securities.

        The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

        In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

  •
  register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

        We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  •
  be deposited with the trustee as custodian for the depositary or its nominee; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

  •
  we execute and deliver to the trustee an officer's certificate to the effect that such global securities shall be so exchangeable; or

  •
  an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to physical delivery of certificated debt securities; and

  •
  will not be considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's acts or omissions or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

        The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

        We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

        Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

  •
  the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

  •
  the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

  •
  immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

  •
  an officer's certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

        In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

        Event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

  •
  default in the payment of principal of, or premium on, any debt security of that series when due and payable;

  •
  failure on our part to comply with the covenant described under "—Consolidation, Merger and Sale of Assets";

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of

    90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

        The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

        The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this "Description of Debt Securities" or description of the debt securities found in the prospectus supplement as evidenced by an officer's certificate;

  •
  provide for the issuance of additional debt securities;

  •
  provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under "Consolidation, Merger and Sale of Assets" of the indenture is complied with;

  •
  add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

  •
  add guarantees with respect to the debt securities;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  secure the debt securities;

  •
  add or appoint a successor or separate trustee;

  •
  make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer's certificate; or

  •
  obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

        Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

  •
  reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

  •
  change the place of payment or currency in which principal, any premium or interest is paid;

  •
  impair the right to institute suit for the enforcement of any payment on the debt securities;

  •
  waive a payment default with respect to the debt securities;

  •
  reduce the interest rate or extend the time for payment of interest on the debt securities;

  •
  make any change to the amendment and modification provisions in the indenture; or

  •
  reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

  •
  delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Units

        We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see "Where You Can Find More Information."

        The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

  •
  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

 Selling Stockholder

        This prospectus also relates to the possible resale by Coronado Group LLC of up to 77,308,103 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. When we refer to the "selling stockholder" in this prospectus, we mean Coronado Group LLC, as well as its donees, pledgees, assignees, transferees, distributees and other successors in interest.

        Prior to a corporate reorganization in August 2018, or the Reorganization Transaction, Coronado Group HoldCo LLC, a Delaware limited liability company and the holding company of our Australian Operations, was a wholly-owned subsidiary of Coronado Group LLC. In connection with the Reorganization Transaction, (i) Coronado Group HoldCo LLC was converted into Coronado Global Resources Inc., a Delaware corporation, in August 2018 and (ii) Coronado Group LLC contributed all of the equity ownership in our U.S. Operations to Coronado Coal Corporation, a wholly-owned subsidiary of Coronado Global Resources Inc. Immediately following the Reorganization Transaction, Coronado Global Resources Inc. remained a wholly-owned subsidiary of Coronado Group LLC, which is currently owned by the EMG Group and certain members of our management.

        On October 23, 2018, we completed an initial public offering on the ASX, which we refer to as the Australian IPO, pursuant to which the Company issued and sold the equivalent of 16,651,692 shares of common stock in the form of CDIs and the EMG Group, through Coronado Group LLC, sold the equivalent of 2,691,896.4 shares of common stock in the form of CDIs. Following the Australian IPO, the EMG Group and management beneficially own approximately 80% of the issued and outstanding shares of our common stock through their ownership of Coronado Group LLC, our controlling shareholder. The remaining 20% is owned by public investors in the form of CDIs traded on the ASX. In addition, Coronado Group LLC holds the Series A Share, which is the only share of preferred stock issued and outstanding. For more information regarding the Series A Share, see "Description of Capital Stock—Preferred Stock—Series A Preferred Stock" above.

        On September 24, 2018, we entered into the Stockholder's Agreement and the Registration Rights and Sell-Down Agreement with Coronado Group LLC. For more information regarding the Stockholder's Agreement and the Registration Rights and Sell-Down Agreement, see "Description of Capital Stock" above.

        Also on September 24, 2018, we entered into a Relationship Deed with Coronado Group LLC and the EMG Group, or the Relationship Deed. Pursuant to the Relationship Deed, we agreed to indemnify Coronado Group LLC for liabilities related to certain guarantees made or arranged by Coronado Group LLC and its affiliates in support of Company obligations in past transactions by the Company, liabilities incurred by any person appointed by Coronado Group LLC as an observer to the Board under the Stockholder's Agreement, and liabilities incurred by certain affiliates of the EMG Group under a New South Wales-law governed bank guarantee facility. Under the Relationship Deed, we and Coronado Group LLC also agreed to indemnify one another in relation to certain matters in connection with the Australian IPO. Further, under the Relationship Deed, we agreed to reimburse Coronado Group LLC for reasonable costs of and incidental to the Australian IPO and travel costs for attending meetings of the Board for any person appointed by Coronado Group LLC as an observer to the Board under the Stockholder's Agreement.

        Except as noted in this section entitled "Selling Stockholder" or disclosed under the headings entitled "Executive Officers and Corporate Governance," "Executive Compensation—Director Compensation," "Security Ownership of Certain Beneficial Owners and Management" or "Certain Relationships and Related Person Transactions" in our Proxy Statement for our 2020 Annual Meeting of Shareholders, which is incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, no selling stockholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates. To our knowledge, the selling stockholder is not a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, or the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

        The table below details the number of shares of common stock held by the selling stockholder and the number of shares that may be offered by the selling stockholder for resale under this prospectus. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered for resale by the selling stockholder under this prospectus and that all such sales will be made to parties unaffiliated with the selling stockholder. The selling stockholder may sell all, some or none of its securities in future offerings under this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder's percentage of ownership in the following table is based upon 96,651,692 shares of common stock outstanding as of July 3, 2020.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Coronado Group LLC(1)	77,308,103.6	79.99%	77,308,103	0.6	*

*
Indicates less than 1%.

(1)
Reflects 77,308,103.6 shares of common stock held by Coronado Group LLC. EMG CC HC, LLC, EMG Coronado II HC, LLC, EMG Coronado IV Holdings LLC and EMG Coronado Strategic LP, each of which is affiliated with The Energy & Minerals Group, collectively hold approximately 99 percent of the outstanding units of Coronado Group LLC. Voting and investment decisions with respect to these shares require the vote of a majority of the board of managers of Coronado Group LLC, which is currently comprised of Garold Spindler, Laura Tyson and John G. Calvert. As such, no individual member of the board of managers is deemed to be the beneficial owner of the shares of common stock held by Coronado Group LLC. The address for Coronado Group LLC is The Energy & Minerals Group, 2229 San Felipe, Suite 1300, Houston, Texas 77019.

 Plan of Distribution

        We or the selling stockholder may sell the offered securities in and outside the United States:

  •
  through underwriters or dealers;

  •
  directly to purchasers;

  •
  in a rights offering;

  •
  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

  •
  through agents; or

  •
  through a combination of any of these methods.

        The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we or the selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We or the selling stockholder may sell the securities directly. In this case, no underwriters or agents would be involved. In addition, any shares of common stock that qualify for sale by the selling stockholder pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. We or the selling stockholder may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholder and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We or the selling stockholder may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of their businesses.

 Legal Matters

        Jones Day will pass upon the validity of the securities being offered hereby.

Experts

        The consolidated financial statements of Coronado Global Resources Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the method for accounting for leases as of January 1, 2019.

        The information incorporated by reference herein relating to the estimates of the proven and probable coal reserves at each of the U.S. Operations' mining properties was prepared by Marshall Miller & Associates, Inc., an independent engineering firm and has been incorporated by reference herein in reliance upon the authority of this firm as an expert in those matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following are the estimated expenses of the issuance and distribution of the securities being registered. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee		$104,867.27
Trustee's fees and expenses			*
Transfer agent and registrar fees			*
Printing expenses			*
Accountant's fees and expenses			*
Legal fees and expenses			*
Miscellaneous			*
Total	$		*

*
Estimated expenses are presently not known and cannot be estimated.

        Except as described below, the Registrant will bear all of the expenses in connection with the issuance and distribution of the securities being registered hereby, including with regard to compliance with state securities or "blue sky" laws (including fees and disbursements of counsel for underwriters in connection with "blue sky" qualifications) and the fees and disbursements of one counsel for the selling stockholder. The selling stockholder will bear the fees and disbursements of any additional counsel that it retains, underwriter's fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of its securities being registered hereby, and certain of the selling stockholder's other expenses.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits, and proceedings, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

        The Registrant's amended and restated certificate of incorporation limits the liability of the Registrant's directors for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Consequently, the Registrant's directors are not personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for: (i) any breach of their duty of loyalty to the Registrant or its stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) any transaction from which they derived an improper personal benefit. In addition, the Registrant's amended and restated bylaws provide that it (i) will indemnify any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant's directors or officers or, while a director or officer, is or was serving at the Registrant's request as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise and (ii) must advance expenses paid or incurred by a director, or that such director determines are reasonably likely to be paid or incurred by him or her, in advance of the final disposition of any action, suit, or proceeding upon request by him or her.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant's directors will be further limited to the greatest extent permitted by the DGCL.

        The Registrant has entered into Agreements of Indemnity, Insurance and Access, or the Director Agreements, with its directors, executive officers, and certain other officers and agents pursuant to which they are provided indemnification rights that are broader than the specific indemnification provisions contained in the DGCL. These Director Agreements generally require the Registrant, among other things, to indemnify its directors, executive officers, and certain other officers and agents against liabilities that may arise by reason of their status or service. These Director Agreements also require the Registrant to advance all expenses incurred by the directors, executive officers, and certain other officers, and agents in investigating or defending any such action, suit, or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve on its behalf.

        The limitation of liability and indemnification provisions that are included in the Registrant's amended and restated certificate of incorporation, amended and restated bylaws, and the Director Agreements that the Registrant enters into with its directors, executive officers, and certain other officers, and agents may discourage stockholders from bringing a lawsuit against the Registrant's directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant's directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, executive officers, and certain other officers and agents or is or was serving at the Registrant's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

        The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made for breach of fiduciary duty or other wrongful acts as a director or executive officer and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant's indemnification obligations or otherwise as a matter of law. The Registrant has entered into additional and enhanced insurance arrangements to provide coverage to its directors and executive officers against loss arising from claims relating to public securities matters.

        Certain of the Registrant's non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant's Board of Directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The following documents are exhibits to the registration statement:

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1		Amended and Restated Certificate of Incorporation of Coronado Global Resources Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form 10-12G filed April 29, 2019).

4.2		Amended and Restated By-Laws of Coronado Global Resources Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form 10-12G filed April 29, 2019).

4.3		Stockholder's Agreement, dated as of September 24, 2018, by and between Coronado Global Resources Inc. and Coronado Group LLC (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form 10-12G filed April 29, 2019).

4.4		Registration Rights and Sell-Down Agreement, dated as of September 24, 2018, by and between Coronado Global Resources Inc. and Coronado Group LLC (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form 10-12G filed April 29, 2019).

4.5		Form of Debt Securities Indenture.

4.6	*	Form of Debt Securities.

4.7	*	Preferred Stock Certificate of Amendment.

4.8	*	Form of Warrant Agreement.

4.9	*	Form of Warrant Certificate.

4.10	*	Form of Depositary Agreement.

4.11	*	Form of Depositary Receipt.

4.12	*	Form of Subscription Rights Certificate.

4.13	*	Form of Unit Agreement.

4.14	*	Form of Unit Certificate.

5.1		Opinion of Jones Day.

23.1		Consent of KPMG LLP.

23.2		Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement).

23.3		Consent of Marshall Miller & Associates, Inc.

24.1		Power of Attorney.

Exhibit Number		Description
25.1	**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture.

*
To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beckley, State of West Virginia, on July 7, 2020.

CORONADO GLOBAL RESOURCES INC.
By:	/s/ GAROLD SPINDLER Garold Spindler Managing Director and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ GAROLD SPINDLER Garold Spindler	Managing Director and Chief Executive Officer (Principal Executive Officer)	July 7, 2020
/s/ AYTEN SARIDAS Ayten Saridas	Group Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2020
/s/ WILLIAM KOECK William Koeck	Director	July 7, 2020
/s/ PHILIP CHRISTENSEN Philip Christensen	Director	July 7, 2020
/s/ SIR MICHAEL DAVIS Sir Michael Davis	Director	July 7, 2020
/s/ GREG PRITCHARD Greg Pritchard	Director	July 7, 2020
/s/ ERNIE THRASHER Ernie Thrasher	Director	July 7, 2020
/s/ LAURA TYSON Laura Tyson	Director	July 7, 2020